Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with Starwood Property Trust, Inc.’s (the “Company”) Annual Report on Form 10‑K for the period ended December 31, 2016 (the “Report”), I, Rina Paniry, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2017	/s/ RINA PANIRY
Rina Paniry
Chief Financial Officer